Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of E-House (China) Holdings Limited and the effectiveness of E-House (China) Holdings Limited internal control over financial reporting dated April 17, 2013, appearing in the Annual Report on Form 20-F of E-House (China) Holdings Limited for the year ended December 31, 2012.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shanghai, China
August 26, 2013